Exhibit 99.1

Ocean Power Technologies Acquires 3Dent Technology, LLC

Offshore Solution Engineering and Design Services Expand Potential Markets for OPT

MONROE TOWNSHIP, N.J., February 2, 2021 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. ("OPT" or "the Company") (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced the acquisition of 3Dent Technology, LLC ("3Dent"), an offshore energy engineering and design services company based in Houston, Texas. OPT’s first acquisition brings additional revenue from 3Dent’s established project and customer base. 3Dent’s complementary services expand OPT’s ability to provide comprehensive solutions to customers operating in rapidly evolving markets such as offshore wind and offshore oil and gas. 3Dent Technology will operate under its current brand name as a wholly owned subsidiary of Ocean Power Technologies, Inc.

Established in 2013, 3Dent Technology has built a dedicated team of engineers and naval architects to support oil and gas, offshore wind, and other industries, from early-stage innovation to detailed structural analysis. Their services include simulation engineering of hydrodynamic and structural applications, concept design, software engineering, and vessel monitoring for drilling contractors, construction yards, major oil companies, service companies, and engineering firms.

"The 3Dent Technology acquisition is an important first step within our long-term growth strategy to expand our market value proposition while building OPT’s revenue," said George H. Kirby, President and CEO of OPT. "3Dent brings significant expertise in offshore engineering to OPT and our customers by providing complete project lifecycle engineering services, from concept through installation to decommissioning, including early-stage feasibility and design. Together, we are well-positioned to bring added value to our customers while expanding into new markets such as ocean renewables."

"We believe that we have been very successful in providing creative and technically sound problem-solving expertise to the offshore industry, and OPT’s commercial experience and technology align well with our expertise. Together we believe that we can accelerate the growth of our offshore engineering services while solidifying and expanding OPT’s position as an offshore energy solution provider," said Dr. Jose Vazquez, Co-Founder and President of 3Dent Technology. "We are very excited to capitalize on our shared focus and vision to become an integral part of OPT’s long-term growth strategy."

Under the terms of the deal, OPT agreed to pay 3Dent an amount of stock equal to $800,000 using the closing strike price on December 11, 2020 – the date that the parties executed a non-binding letter of intent — equating to 361,991 shares of OPT common stock.

About 3Dent Technology

Houston, Texas-based 3Dent Technology is a wholly owned subsidiary of Ocean Power Technologies. 3Dent’s engineers and naval architects are uniquely suited for high-level offshore engineering, providing consulting engineering and design services to drilling contractors, defense contractors, construction yards, engineering firms, and oil and gas, offshore wind, wave energy, and marine construction and service companies. To learn more, visit www.3DentTech.com.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com